UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SCYTHIAN BIOSCIENCES CORP.

(Exact Name of Registrant as Specified in its Charter)

Ontario	Not applicable.
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

200-366 Bay Street, Toronto, Ontario, Canada	M5H 4B2
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Shares, no par value	The Nasdaq Capital Market
Rights to Purchase Common Shares, no par value	The Nasdaq Capital Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A Offering Statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the registrant’s common shares, no par value, is incorporated by reference herein to the section captioned “Item 10 – Additional Information – Share Capital” contained in the registrant’s Registration Statement on Form 20-F (File No. 000-55830), initially filed with the Securities Exchange Commission on August 21, 2017, and as subsequently amended.

Item 2. Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the registrant are to be registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SCYTHIAN BIOSCIENCES CORP.

Date: February 16, 2018	By:	/s/ Jonathan Gilbert
	Name:	Jonathan Gilbert
	Title:	Chief Executive Officer